UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDED FORM 8-K/A
                                 CURRENT REPORT
                                 Date of report
                                January 16, 2004
                        (date of earliest event reported)

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                              Make Your Move, Inc.
 -------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

           Nevada                     0-31987                   33-0925319
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(State or other jurisdiction  (Commission File Number)  (IRS Employer ID Number)
   of incorporation or
      organization)


321 Broadway Blvd., Reno, Nevada                                     89502
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(Address of principal executive offices)                           (zip code)

                                 (775) 322-5567
                               ------------------
                         (Registrant's telephone number)


ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

This is an amendment to the 8-K that the Company filed on January 20, 2004.

On January 16, 2004 the Registrant announced the official cancellation of the license and plan of reorganization agreement it executed on October 7, 2003 with Little Tech Learning, LLC here in after referred to as the licensor. The Company cancelled the agreement due to what the Company has determined were misrepresentations made by the licensor to the Company.

On January 7, 2004, the managing member of Downloadable Technologies, LLC provided written documentation to Make Your Move, Inc. (the Company) that Downloadable Technologies, LLC has informed the licensor that the license agreement the licensor entered into on October 7, 2003, should be cancelled immediately, as the terms of the agreement entered into by the licensor with the managing member's company were not complied with, resulting in the cancellation of the license agreement between the managing member's company and the licensor.

The Company has cancelled its agreement based on the evaluation of the documentation provided by the managing member of Downloadable Technologies, LLC and the evaluation of other documentation that the company has obtained through its own efforts and research.

Accordingly, the Company is presently pursing the return of the 11 million shares issued in connection with acquisition of the license agreement for cancellation pursuant to certain misrepresentations by the licensor.


                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto authorized.


Dated:  January 26, 2004                       Make Your Move, Inc.


                                               By /s/ Henry Rolling
                                               ---------------------------------
                                               Henry Rolling, President